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                                                                    EXHIBIT 5.1


                                                September 18, 1996




Aames Financial Corporation
3731 Wilshire Boulevard
Los Angeles, California 90010

Ladies and Gentlemen:

         At your request, the undersigned, Barbara S. Polsky, Esq. Senior Vice President and General Counsel of Aames Financial Corporation, a Delaware corporation (the "Company"), has examined the Registration Statement on Form S-3 (the "Registration Statement"), to which this letter is attached as Exhibit 5.1, filed by the Company in order to register under the Securities Act of 1933 (the "Securities Act"), the resale by certain selling securityholders of up to $48,250,000 aggregate principal amount of 5 1/2% Convertible Subordinated Debentures due March 15, 2006 (the "Debentures") of the Company and the shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") that are issuable upon conversion of the Debentures.

         I have examined the Certificate of Incorporation of the Company, its Bylaws, and such other corporate records, certificates, documents and matters of law as I have deemed necessary to render this opinion.

         Based on the foregoing and subject to compliance with applicable state securities and "Blue Sky" laws and the exceptions set forth below, I am of the opinion that:

         1. The issuance and sale by the Company of the Debentures and the shares of Common Stock issuable upon the conversion of the Debentures have been duly and validly authorized by all necessary corporate action of the Company.

         2. The Debentures constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.



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Aames Financial Corporation
September 17, 1996
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         3.       Assuming that the Debentures are converted in the manner
described in the Registration Statement, the Common Stock issuable upon the conversion of the Debentures will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion expressed in paragraph 2 above, relating to whether the securities described therein will be valid and legally binding obligations of the Company, are qualified as to:

         A. limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium, or other laws relating to or affecting the rights of creditors, generally;

         B. limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

         C. the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor and it cannot be demonstrated that the enforcement thereof is necessary for the protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon delinquency in payment or default; and the enforceability of any choice of forum which may be included in the securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

         I consent to the use of this opinion as an Exhibit to the Registration Statement and to use of my name in the Prospectus constituting a part thereof.


                                                     Respectfully submitted,

                                                     /s/ Barbara S. Polsky
                                                     --------------------------
                                                     Barbara S. Polsky, Esq.
                                                     Senior Vice President
                                                     and General Counsel
                                                     Aames Financial Corporation